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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Jazz Technologies, Inc.
Newport Beach, California

        We hereby consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-143030 and 333-146546 and Form S-8 No. 333-143022) of Jazz Technologies, Inc. of our report dated February 21, 2007 relating to the financial statements of Jazz Technologies, Inc., (formerly Acquicor Technology Inc) included in this Annual Report (Form 10K) for the year ended December 28, 2007.

BDO Seidman, LLP
New York, New York

March 20, 2008

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  Exhibit 23.2